UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K
_______________
Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

August 13, 2012
Date of Report (Date of earliest event reported)

BB&T Corporation
(Exact name of registrant as specified in its charter)
_____________

Commission file number : 1-10853

North Carolina	56-0939887
(State of incorporation)	(I.R.S. Employer Identification No.)

200 West Second Street
Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 733-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

BB&T Corporation (“BB&T”) has submitted a redemption notice to the property trustee for BBC Capital Trust II, which will result in the redemption of the trust preferred securities identified in the table below on the redemption date specified. This series of trust preferred securities was assumed by BB&T in connection with its acquisition of BankAtlantic from BankAtlantic Bancorp, Inc., which was completed on July 31, 2012. This series is currently callable and the redemption is being undertaken at the option of BB&T. The redemption will be funded by general corporate reserves.

Trust	Security	Principal Amount	CUSIP	Redemption Date	Trustee
BBC Capital	8.50% Trust	$55,375,000	05527K207	September 12,	Wilmington Trust
Trust II	Preferred			2012	Company
	Securities

The trust preferred securities will be redeemed at a price equal to the liquidation amount of $25 per trust preferred security, plus all accrued and unpaid distributions to the redemption date.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BB&T CORPORATION
(Registrant)

By:	/s/ Cynthia B. Powell
Name:	Cynthia B. Powell
Title:	Executive Vice President and Corporate
Controller (Principal Accounting Officer)

Date: August 13, 2012